EXHIBIT 16.1


SELLERS & ANDERSEN, L.L.C.                        941 East 3300 South, Suite 202
Certified Public Accountants                          Salt Lake City, Utah 84106
and Business Consultants                                  Telephone 801-486-0096
Member SEC Practice Section of the AICPA                        Fax 801-486-0098



August 21, 2003

United States Securities and Exchange Commission
Division of Corporate Finance
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


To Whom It May Concern:


We have read Item 4 of Form 8-K dated August 21, 2003, of Boston Pacific Medical, Inc. and are in agreement with the statements contained therein. We have no basis to agree or disagree with other statements of the registrant contained in the Form 8-K.


Very truly yours,
                                        /s/ Sellers & Andersen, L.L.C.
                                        Sellers & Andersen, L.L.C.